As filed with the Securities and Exchange Commission on March 15, 2017

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMGEN INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	95-3540776
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

One Amgen Center Drive

Thousand Oaks, California 91320-1799

(805) 447-1000

(Address of Principal Executive Offices including Zip Code)

RETIREMENT AND SAVINGS PLAN FOR AMGEN MANUFACTURING, LIMITED

(Full Title of the Plan)

Jonathan P. Graham, Esq. Senior Vice President, General Counsel and Secretary One Amgen Center Drive Thousand Oaks, California 91320-1799 (805) 447-1000	Copy to: Charles K. Ruck, Esq. Regina Schlatter, Esq. Latham & Watkins LLP 650 Town Center Drive, Twentieth Floor Costa Mesa, California 92626-1925 (714) 540-1235

(Name and Address, Including Zip Code and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” or a “smaller reporting company” in Rule 12-b2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if smaller reporting company.)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee(2)
Common Stock, par value $0.0001 per share	250,000	$178.10	$44,525,000	$5,160.45

(1)	250,000 shares of common stock, par value $0.0001 per share (the “Common Stock”) of Amgen Inc., a Delaware corporation, are being registered hereunder. Such number represents shares that may be purchased in the open market pursuant to the Retirement and Savings Plan for Amgen Manufacturing, Limited (as the successor plan to the Retirement and Savings Plan for Amgen Manufacturing, Inc.) (the “Plan”). Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan. In addition, pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall automatically cover any additional shares of Common Stock that become purchasable under the Plan by reason of any stock dividend, stock split or other similar transaction.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and (c) under the Securities Act. The price per share and aggregate offering price for the shares of Common Stock are calculated on the basis of the average of the high and low trading prices of the Common Stock, as reported on the NASDAQ Global Select Market on March 9, 2017.

Proposed issuances to commence as soon after the effective date of this Registration Statement as practicable.

INTRODUCTION

REGISTRATION OF ADDITIONAL SECURITIES

Amgen Inc. (referred to herein as “our,” “we,” “us”, the “Company” or the “Registrant”) has previously registered 160,000 shares of Common Stock, after giving effect to stock splits, that may be purchased under the Plan by a Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on May 4, 1992 (File No. 33-47605), as amended and an additional 750,000 shares of Common Stock, after giving effect to stock splits, that may be purchased under the Plan by a Registration Statement on Form S-8 filed with the Commission on July 13, 2007 (File No. 333-144580) (collectively the “Prior Registration Statements”). Under this Registration Statement, the Company is registering an additional 250,000 shares of Common Stock that may be acquired under the Plan. Pursuant to General Instructions E to Form S-8, the content of the Prior Registration Statements is incorporated by reference herein to the extent not modified or superseded hereby or by any subsequently filed document that is incorporated by reference herein or therein.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

We are not filing with or including in this Form S-8 the information called for in Part I of Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Commission.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits

See Index to Exhibits on page 6.

The Company received a determination letter from the Puerto Rico Treasury Department (“PRTD”), dated June 20, 2016, with an effective date of January 1, 2012, stating that the Plan meets the applicable requirements of the Puerto Rico Internal Revenue Code of 2011, as amended. The Company hereby undertakes that it has submitted the Plan and any amendments thereto to the PRTD and has made or will make all changes required by the PRTD in order to continue to maintain qualification of the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Thousand Oaks, State of California, on the 15th day of March, 2017.

AMGEN INC.

By:
/s/ Robert A. Bradway
Robert A. Bradway

Chairman of the Board, Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL MEN AND WOMEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert A. Bradway, David W. Meline and Jonathan P. Graham, or any of them, his or her attorney-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Robert A. Bradway Robert A. Bradway	Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)	March 15, 2017

/s/ David W. Meline David W. Meline	Chief Financial Officer (Principal Financial Officer)	March 15, 2017

/s/ Annette L. Such Annette L. Such	Vice President, Finance and Chief Accounting Officer (Principal Accounting Officer)	March 15, 2017

/s/ David Baltimore David Baltimore	Director	March 15, 2017

/s/ Frank J. Biondi, Jr. Frank J. Biondi, Jr.	Director	March 15, 2017

/s/ François de Carbonnel François de Carbonnel	Director	March 15, 2017

/s/ Robert A. Eckert Robert A. Eckert	Director	March 15, 2017

/s/ Greg C. Garland Greg C. Garland	Director	March 15, 2017

/s/ Fred Hassan Fred Hassan	Director	March 15, 2017

/s/ Rebecca M. Henderson Rebecca M. Henderson	Director	March 15, 2017

/s/ Frank C. Herringer Frank C. Herringer	Director	March 15, 2017

/s/ Tyler Jacks Tyler Jacks	Director	March 15, 2017

/s/ Ellen J. Kullman Ellen J. Kullman	Director	March 15, 2017

/s/ Judith C. Pelham Judith C. Pelham	Director	March 15, 2017

/s/ Ronald D. Sugar Ronald D. Sugar	Director	March 15, 2017

/s/ R. Sanders Williams R. Sanders Williams	Director	March 15, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the trustee (or other persons who administer the Plan) has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Thousand Oaks, State of California, on this 15th day of March, 2017.

RETIREMENT AND SAVINGS PLAN FOR AMGEN MANUFACTURING, LIMITED

By:	AMGEN MANUFACTURING, LIMITED

Plan Administrator

By:
/s/ Robert A. Bradway
Robert A. Bradway

Chairman of the Board, Chief Executive Officer and President

INDEX TO EXHIBITS

NUMBER	DESCRIPTION

4.1	Restated Certificate of Incorporation of Amgen Inc. (As Restated March 6, 2013.) (Filed as an exhibit to Form 10-Q for the quarter ended March 31, 2013 on May 3, 2013 and incorporated herein by reference.)

4.2	Amended and Restated Bylaws of Amgen Inc. (As Amended and Restated February 15, 2016). (Filed as an exhibit to Form 8-K on February 17, 2016 and incorporated herein by reference.)

4.3	Form of stock certificate for the common stock, par value $0.0001 of Amgen Inc. (Filed as an exhibit to Form 10-Q for the quarter ended March 31, 1997 on May 13, 1997 and incorporated herein by reference.)

5.1*	Determination letter from the Puerto Rico Treasury Department (“PRTD”), dated June 20, 2016, with an effective date of January 1, 2012.

23.1*	Consent of Independent Registered Public Accounting Firm.

24.1*	Power of Attorney (included on signature page to Registration Statement).

*	Filed herewith.